[WEST PHARMACEUTICAL LOGO OMITTED]


                                                                 Exhibit (10)(h)
                                                                 ---------------

                              AMENDED AND RESTATED
                           CHANGE-IN-CONTROL AGREEMENT
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     THIS IS AN AMENDED AND RESTATED CHANGE-IN-CONTROL AGREEMENT (the
"Agreement"), dated as of March 25, 2000 between West Pharmaceutical, Services, Inc., a Pennsylvania corporation, (formerly named "The West Company, Incorporated") (the "Company") and MICHAEL A. ANDERSON ("Executive").


                                   BACKGROUND
                                   ----------

     The Executive and the Company are parties to a Change-In-Control Agreement dated October 1998 (the "Change-in-Control Agreement"). The Company desires to make an amendment and restatement of the Change-in-Control Agreement to make certain changes as set forth herein.


                                    AGREEMENT
                                    ---------

     In consideration of the foregoing and Executive's continued employment with the Company, and intending to be legally bound, the Company agrees with Executive as follows:

1. DEFINITIONS. As used in this Agreement, the following terms will have the meanings set forth below:

     (a)  An "Affiliate" of any Person means any Person directly or indirectly
              ---------
          controlling, controlled by or under common control with such Person.

     (b)  "Change in Control" shall mean a change in control of a nature that
           -----------------
          would be required to be reported in response to Item 1 of the Current Report on Form 8-K as in effect on the date of this Agreement pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, (the "Act"), provided, that, without limitation, a Change in Control shall be deemed to have occurred if:

          (i)   Any Person, other than:

                (1) the Company,

                (2) any Person who on the date hereof is a director or officer of the Company, or

                (3) a trustee or fiduciary holding securities under an employee benefit plan of the Company,

          (ii) is or becomes the "beneficial owner," (as defined in Rule 13-d3 under the Act), directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company's then outstanding securities; or

          (iii) During any period of two consecutive years during the term of this Agreement, individuals who at the beginning of such period constitute the Board of Directors of the Company cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period; or

          (iv) The shareholders of the Company approve: (A) a plan of complete liquidation of the Company; or (B) an agreement for the sale or disposition of all or substantially all of the Company's assets; or (C) a merger, consolidation, or reorganization of the Company with or involving any other corporation, other than a merger,
                                                         -----
                consolidation, or reorganization (collectively, a "Transaction"), that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), at least 50% of the combined voting power of the voting securities of the Company (or the surviving entity, or an entity which as a result of the Transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) outstanding immediately after the Transaction.

     (c)  "Code" means the Internal Revenue Code of 1986, as amended.
           ----

     (d)  The "Company's Business" means: (i) the contract-manufacturing and
               ------------------
          contract-filing business for the pharmaceutical and consumer-products industries, being carried on by West Pharmaceutical Services Lakewood, Inc. and its subsidiaries; (ii) the manufacture and sale of stoppers, closures, containers, medical-device components and assemblies made from elastomers, metal and plastic for the health-care and consumer-products industries; (iii) the development of proprietary drug-delivery technologies that provide optimized therapeutic effects for challenging drug molecules, such as peptides and proteins, carbohydrates, oligonucleotides, as well as systems for vaccines, gene therapy and diagnostic applications; and (iv) any other business conducted by the Company or any of its Subsidiaries or Affiliates during the term of this Agreement and in which Executive has have been actively involved.

     (e)  "Constructive Termination" means the occurrence of any of the
           ------------------------
          following events:

          (i) The Company requires Executive to assume any duties inconsistent with, or the Company makes a significant diminution or reduction in the nature or scope of Executive's authority or duties from, those assigned to or held by Executive on the date of this Agreement;

          (ii) A material reduction in Executive's annual salary or incentive compensation opportunities;

          (iii) A relocation of Executive's site of employment to a location more than 50 miles from Executive's site of employment on the date of this Agreement;

          (iv) The Company falls to provide Executive with a reasonable number of paid vacation days at least equal to the number of paid vacation days to which Executive was entitled in the last full calendar year prior to the execution of this Agreement;

          (v) The Company fails to provide Executive with substantially the same fringe benefits that were provided to Executive immediately prior to the date of this Agreement, or with a package of fringe benefits that, although one or more of such benefits may vary from those in effect immediately prior to the execution of this Agreement, is substantially at least as beneficial to Executive in all material respects is such prior fringe benefits taken as a whole; or

          (vi) A successor of the Company does not assume the Company's obligations under this Agreement, expressly or as a matter of law.

          Notwithstanding the foregoing, no Constructive Termination will be deemed to have occurred under any of the following circumstances:

                (1) Executive will have consented in writing or given a written waiver to the occurrence of any of the events enumerated in clauses (i) through (vi) above;

                (2) Executive will have failed to give the Company written notice stating Executive's intention to claim Constructive Termination and the basis for that claim at least 10 days in advance of the effective date of Executive's resignation; or

                (3) The event constituting a Constructive Termination has been cured or reserved by the Company prior to the effective date of Executive's resignation.

     (f)  "Payment" means
           -------

          (i)   any amount due or paid to the Executive under this Agreement,

          (ii) any amount that is due or paid to the Executive under any plan, program or arrangement of the Company and any of its subsidiaries, and

          (iii) any amount or benefit that is due or payable to the Executive under this Agreement or under any plan, program or arrangement of the Company and any of its subsidiaries not otherwise covered under clause (i) or (ii) hereof which must reasonably be taken into account under section 280G of the Code and the Regulations in determining the amount of the "parachute payments" received by the Executive, including, without limitation, any amounts which must be taken into account under the Code and Regulations as a result of (1) the acceleration of the vesting of any option, restricted stock or other equity award granted under any equity plan of the Company or otherwise, (2) the acceleration of the time at which any payment or benefit is receivable by the Executive or (3) any contingent severance or other amounts that are payable to the Executive.

     (g)  "Person" means an individual, a corporation, a partnership, an
           -----
          association, a trust or other entity or organization.

     (h)  "Regulations" means the proposed, temporary and final regulations
           -----------
          under section 280G of Code or any successor provision thereto.

     (i)  "Restrictive Period" means the period of time that commences on the
           ------------------
          date hereof and ends on the first anniversary of the Termination Date.

     (j)  "Retirement Plan" means the West Pharmaceutical Services, Inc.
           ---------------
          Employees' Retirement Plan and any successor plan thereto.

     (k)  "Savings/Deferred Comp Plan" means The Company's Salaried Employees'
           --------------------------
          Savings Plan, The Company's Non-Qualified Deferred Compensation Plan for Designated Executive Officers and any other similar plan established from time to time that may allow executive officers to defer taxation of compensation.

     (l)  "Subsidiary" has the meaning ascribed to the term by section 425(f) of
           ----------
          the Code.

     (m)  "Termination Date" is the date on which Executive ceases to be
           ----------------
          employed by the Company or any of its Subsidiaries or Affiliates for any reason.

2.   TERMINATION FOLLOWING A CHANGE IN CONTROL.

     (a) Executive will be entitled to the benefits specified in Section 3 (BENEFITS PAYABLE UPON TERMINATION OF EMPLOYMENT) if,

          (i) at any time within two years after a Change in Control has occurred, Executive's employment by the Company is terminated:

               (1) by the Company, other than by reason of death, disability, continuous willful misconduct to the detriment of the Company, or retirement at Executive's normal retirement date under the Retirement Plan, or

               (2) as a result of Executive's resignation at any time following Executive's Constructive Termination; or

               (3) the Executive resigns for any reason within 30 days following the first anniversary of a Change in Control; or

          (ii) the Executive resigns for any reason within 30 days following the first anniversary of the Termination Date.

          Except as otherwise set forth in Section 2(b), Executive will not be entitled to the Severance Payment and other benefits specified in
          Section 3 hereof if Executive's employment terminates for any other reason or if, at any time thereafter, Executive is in breach of any of Executive's obligations under this Agreement or the Employee Confidentiality Agreement dated July 20, 1992 (the "Confidentiality Agreement"), a copy of which is attached hereto and incorporated herein by reference.

     (b) If the Company executes an agreement, the consummation of which would result in the occurrence of a Change in Control, then, with respect to a termination

          (i) by the Company, other than by reason of death, disability, continuous willful misconduct to the detriment of the Company, or retirement at Executive's normal retirement date under the Retirement Plan, or

          (ii) as a result of Executive's resignation at any time following Executive's Constructive Termination occurring after the execution of such agreement (and, if such agreement expires or is terminated prior to consummation, prior to the expiration or termination of such agreement), a Change in Control shall be deemed to have occurred as of the date of the execution of such agreement and the Executive will be entitled to the Severance Payment.

          The Severance Payment and other benefits paid hereunder will not be reduced to the extent of any other compensation for Executive's services, which Executive receives or is entitled to receive from any other employment consistent with the terms of this Agreement.

3. BENEFITS PAYABLE UPON TERMINATION OF EMPLOYMENT. Upon termination of employment as set forth in Section 2 hereof, Executive will be entitled to the following benefits:

     (a)  Severance Compensation. Executive will be entitled to severance
           ---------------------
          compensation of $150,000 in cash (the "Severance Payment"), which shall be payable within 10 days following the Termination Date.

     (b)  Equivalent of Vested Savings/Deferred Comp Plan Benefit. The Company
          -------------------------------------------------------
          will pay to Executive the difference, if any, between

          (i) the benefit Executive would be entitled to receive under the Savings/Deferred Comp Plan if the Company's contributions to the Savings/Deferred Comp Plan were fully vested upon the termination of Executive's employment, and

          (ii) the benefit Executive is entitled to receive under the terms of the Savings/Deferred Comp Plan upon termination of Executive's employment.

          Any such benefit will be payable at such time and in such manner as benefits are payable to Executive under the Savings/Deferred Comp Plan.

     (c)  Unvested Equity Awards. All stock options, other equity-based awards
          ----------------------
          and shares of the Company's stock granted or awarded to Executive pursuant to any Company compensation or benefit plan or arrangement, but which are unvested, will vest immediately upon termination of Executive's employment. The provisions of this Section 3(c) will supersede the terms of any such grant or award made to Executive under any such plan or arrangement to the extent there is an inconsistency between the two.

4.   ADDITIONAL PAYMENTS.

     (a)  Gross-Up Payment. Notwithstanding anything herein to the contrary, if
          ----------------
          it is determined that any Payment would be subject to the excise tax imposed by section 4999 of the Code or any interest or penalties with respect to such excise tax (such excise tax, together with any interest or penalties thereon, is herein referred to as an "Excise Tax"), then the Executive shall be entitled to an additional payment (a "Gross-Up Payment") in an amount that will place the Executive in the same after-tax economic position that the Executive would have enjoyed if the Excise Tax had not applied to the Payment.

     (b)  Determination of Gross-Up Payment. Subject to the provisions of
           --------------------------------
          Section 4(c), all determinations required under this Section 4, including whether a Gross-Up Payment is required, the amount of the Payments constituting excess parachute payments, and the amount of the Gross-Up Payment, shall be made by the accounting firm that was the Company's independent auditors immediately prior to the Change in Control (or, in default thereof, an accounting firm mutually agreed upon by the Company and the Executive) (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Executive and the Company within fifteen days of the Change in Control, the date of termination of employment or any other date reasonably requested by the Executive or the Company on which a determination under this
          Section 4 is necessary or advisable. The Company shall pay to the Executive the initial Gross-Up Payment within 5 days of the receipt by the Executive and the Company of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, the Company shall cause the Accounting Firm to provide the Executive with an opinion that the Accounting Firm has substantial authority under the Code and Regulations not to report an Excise Tax on the Executive's federal income tax return. Any determination by the Accounting Firm shall be binding upon the Executive and the Company. If the initial Gross-Up Payment is insufficient to cover the amount of the Excise Tax that is ultimately determined to be owing by the Executive with respect to any Payment (hereinafter an "Underpayment"), the Company, after exhausting its remedies under Section 4(c) below, shall promptly pay to the Executive an additional Gross-Up Payment in respect of the Underpayment.

     (c)  Procedures. The Executive shall notify the Company in writing of any
          ----------
          claim by the Internal Revenue Service that, if successful, would require the payment by the Company of a Gross-Up Payment. Such notice shall be given as soon as practicable after the Executive knows of such claim and shall apprise the Company of the nature of the claim and the date on which the claim is requested to be paid. The Executive agrees not to pay the claim until the expiration of the thirty-day period following the date on which the Executive notifies the Company, or such shorter period ending on the date the Taxes with respect to such claim are due (the "Notice Period"). If the Company notifies the Executive in writing prior to the expiration of the Notice Period that it desires to contest the claim, the Executive shall: (i) give the Company any information reasonably requested by the Company relating to the claim; (ii) take such action in connection with the claim as the Company may reasonably request, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company and reasonably acceptable to the Executive; (iii) cooperate with the Company in good faith in contesting the claim; and (iv) permit the Company to participate in any proceedings relating to the claim. The Executive shall permit the Company to control all proceedings related to the claim and, at its option, permit the Company to pursue or forgo any and all administrative appeals, proceedings, hearings, and conferences with the taxing authority in respect of such claim. If requested by the Company, the Executive agrees either to pay the tax claimed and sue for a refund or contest the claim in any permissible manner and to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts as the Company shall determine; provided, however, that, if the Company directs the Executive to pay such claim and pursue a refund, the Company shall advance the amount of such payment to the Executive on an after-tax and interest-free basis (the "Advance"). The Company's control of the contest related to the claim shall be limited to the issues related to the Gross-Up Payment and the Executive shall be entitled to settle or contest, as the case may be, any other issues raised by the Internal Revenue Service or other taxing authority. If the Company does not notify the Executive in writing prior to the end of the Notice Period of its desire to contest the claim, the Company shall pay to the Executive an additional Gross-Up Payment in respect of the excess parachute payments that are the subject of the claim, and the Executive agrees to pay the amount of the Excise Tax that is the subject of the claim to the applicable taxing authority in accordance with applicable law.

     (d)  Repayments. If, after receipt by the Executive of an Advance, the
          ----------
          Executive becomes entitled to a refund with respect to the claim to which such Advance relates, the Executive shall pay the Company the amount of the refund (together with any interest paid or credited thereon after Taxes applicable thereto). If, after receipt by the Executive of an Advance, a determination is made that the Executive shall not be entitled to any refund with respect to the claim and the Company does not promptly notify the Executive of its intent to contest the denial of refund, then the amount of the Advance shall not be required to be repaid by the Executive and the amount thereof shall offset the amount of the additional Gross-Up Payment then owing to the Executive.

     (e)  Further Assurances. The Company shall indemnify the Executive and hold
          ------------------
          the Executive harmless, on an after-tax basis, from any costs, expenses, penalties, fines, interest or other liabilities ("Losses") incurred by the Executive with respect to the exercise by the Company of any of its rights under this Section 4, including, without limitation, any Losses related to the Company's decision to contest a claim or any imputed income to the Executive resulting from any Advance or action taken on the Executive's behalf by the Company hereunder. The Company shall pay, or cause the Trust to pay, all legal fees and expenses incurred under this Section 4 and shall promptly reimburse the Executive, or cause the Trust to reimburse the Executive, for the reasonable expenses incurred by the Executive in connection with any actions taken by the Company or required to be taken by the Executive hereunder. The Company shall also pay all of the fees and expenses of the Accounting Firm, including, without limitation, the fees and expenses related to the opinion referred to in Section 4(b).

5. LEGAL FEES. The Company will pay all legal fees and expenses that Executive may incur as a result of the Company's contesting the validity or enforceability of this Agreement.

6. PAYMENTS FINAL. In the event of a termination of Executive's employment under the circumstances described in this Agreement, the arrangements provided for by this Agreement, and any other agreement between the Company and Executive in effect at that time and by any other applicable plan of the Company in which Executive then participates, will constitute the entire obligation of the Company to Executive, and performance of that obligation will constitute full settlement of any claim that Executive might otherwise assert against the Company on account of such termination. The Company's obligation to pay Executive under this Agreement will be absolute and unconditional and will not be affected by any circumstance, including without limitation, any set-off, counterclaim, defense or other rights the Company may have against Executive or anyone else as long as Executive is not in beach of Executive's obligations under this Agreement.

7.   NON-COMPETITION.

     (a) During the Restrictive Period, Executive will not, and will not permit any of Executive's Affiliates, or any other Person, directly or indirectly, to:

     (b) engage in competition with, or acquire a direct or indirect interest or an option to acquire such an interest in any Person engaged in competition with, the Company's Business in the United States (other than an interest of not more than 5 percent of the outstanding stock of any publicly traded company);

          (i) serve as a director, officer, employee or consultant of, or furnish information to, or otherwise facilitate the efforts of, any Person engaged in competition with the Company's Business in the United States or Puerto Rico;

          (ii) solicit, employ, interfere with or attempt to entice away from the Company any employee who has been employed by the Company or a Subsidiary in an executive or supervisory capacity in connection with the conduct of the Company's Business within one year prior to such solicitation, employment, interference or enticement; or

          (iii) approach, solicit or deal with in competition with the Company or any Subsidiary any Person which at any time during the 12 months immediately preceding the Termination Date:

                (1) was a customer, client, supplier, agent or distributor of the Company or any Subsidiary;

                (2) was a customer, client, supplier, agent or distributor of the Company or any Subsidiary with whom employees reporting to or under the direct control of Executive had personal contact on behalf of the Company or any Subsidiary; or

                (3) was a Person with whom Executive had regular, substantial or a series of business dealings on behalf of the Company or any Subsidiary (whether or not a customer, client, supplier, agent or distributor of the Company or any Subsidiary).

     (c) For the avoidance of doubt, Executive agrees that the phrase "Person engaged in competition with the Company's Business" as used in this
          Section includes, without limitation, the companies listed on Exhibit "A" to this Agreement, their Affiliates and subsidiaries.

8. VESTING IN THE EVENT OF A CHANGE IN CONTROL. In the event of a Change in Control, all stock options, equity-based awards and shares of the Company's stock granted or awarded to the Executive pursuant to any Company compensation or benefit plan or arrangement, but which are unvested at that time, will vest immediately upon such Change in Control. The provisions of this Section 8 will supersede the terms of any such grant or award made to Executive under any such plan or arrangement to the extent there is an inconsistency between the two.

9. DURATION OF AGREEMENT. This Agreement shall commence on the date hereof and shall continue until terminated as provided in this Section. This Agreement may be terminated only under the following circumstances:

          (i) At any time by the mutual written consent of Executive and the Company; and

          (ii) By the Company at the end of each successive two-year period commencing on the date of this Agreement by giving Executive written notice at least one year in advance of such termination, except that such termination and written notice will not be effective unless Executive will be employed by the Company on the Termination Date.

10.  MISCELLANEOUS.

     (a) In consideration for the benefit of having the protection afforded by this Agreement, Executive agrees that the provisions of Section 7 (NON-COMPETITION) and the Confidentiality Agreement apply to Executive, and Executive will be bound by them, whether or not a Change in Control occurs or Executive actually receives the Severance Payment and other benefits specified herein.

     (b) This Agreement will be binding upon and inure to the benefit of Executive, Executive's personal representatives and heirs and the Company and any successor of the Company, but neither this Agreement nor any rights arising hereunder may be assigned or pledged by Executive.

     (c)  Executive acknowledges that a breach of the covenants contained in
          Section 7 (NON-COMPETITION) or in the Confidentiality Agreement will cause the Company immediate and irreparable harm for which the Company's remedies at law (such as money damages) will be inadequate. The Company shall have the right, in addition to any other rights it may have, to obtain an injunction to restrain any breach or threatened breach of such Sections. The Company may contact any Person with or for whom you work after your employment by the Company ends and may send that Person a copy of this Agreement.

     (d) Should any provision of this Agreement be adjudged to any extent invalid by any competent tribunal, that provision will be deemed modified to the extent necessary to make it enforceable.

     (e) This Agreement will be governed and construed in accordance with the laws of the Commonwealth of Pennsylvania.

     (f) This Agreement amends and restates the Change-in-Control Agreement, which shall be null and void and of no further effect. This Agreement, together with the Confidentiality Agreement, constitutes the entire agreement and understanding between the Company and Executive with respect to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings between the Company and Executive with respect to such matters.

     (g) This Agreement may be executed in one or more counterparts, which together shall constitute a single agreement.

     IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.


                                    WEST PHARMACEUTICAL SERVICES, INC.




/s/ M.A. Anderson                   By: /s/ William G. Little
---------------------------             ----------------------------------------
MICHAEL A. ANDERSON                     William G. Little, Chairman of the
                                        Board and Chief Executive Officer

                                                                    EXHIBIT "A"

LIST OF PERSONS ENGAGED IN COMPETITION WITH THE COMPANY'S BUSINESS
------------------------------------------------------------------

     Stelmi Trading International, including its subsidiary American Stelmi,
     Inc.

     Pharmaceutical packaging division of Swiss Group Datwyler, including its subsidiary Helvoet Pharma, Inc.

     Comar, Inc.

     Alusuisse SA, including its subsidiary Lawson Mardon Wheaton, Inc.

     Sharp Ivers-Lee Corporation

     Accupac

     Anderson Packaging, Inc.

     Packaging Coordinators, Inc. (PCI)

     Pharmaceutical Packaging Specialties, Inc.

     Nastech, Inc.

     Emisphere Technologies Incorporated

     Elan Corporation, PLC

     TheraTech, Inc.

     ALZA Corporation